Exhibit 99.5

Independent Auditors’ Report

To the Board of Managers of

Northern Oil and Gas, Inc.

We have audited the accompanying statement of revenues and direct operating expenses (the financial statement), which comprise the revenues and direct operating expenses of certain oil and gas properties from Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (collectively, the Partnership), for the year ended December 31, 2017 and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statement that is free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Partnership for the year ended December 31, 2017 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying financial statement referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement is not intended to be a complete presentation of the operations of the Partnership.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

September 12, 2018

Pivotal Williston Basin, LP & Pivotal Williston Basin II, LP

Statement of Revenues and Direct Operating Expenses

Year Ended December 31, 2017
Revenues
Oil and natural gas revenues	$50,047,098

Total Revenues	50,047,098

Direct Operating Expenses
Lease operating expense	8,352,270
Transportation	3,853,464
Ad Valorem	1,634
Production taxes	4,307,119

Total Direct Operating Expenses	16,514,487

Revenues in excess of direct operating expenses	$33,532,611

See accompanying notes to the Statement of Revenues and Direct Operating Expenses

Pivotal Williston Basin, LP & Pivotal Williston Basin II, LP

Statements of Revenues and Direct Operating Expenses

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
	(unaudited)	(unaudited)
Revenues
Oil and natural gas revenues	$30,217,195	$27,729,856

Total Revenues	30,217,195	27,729,856

Direct Operating Expenses
Lease operating expense	3,465,597	5,134,965
Transportation	1,498,635	2,655,350
Ad Valorem	—	1,634
Production taxes	2,757,243	2,518,046

Total Direct Operating Expenses	7,721,475	10,309,995

Revenues in excess of direct operating expenses	$22,495,720	$17,419,861

See accompanying notes to the Statement of Revenues and Direct Operating Expenses

PIVOTAL BASIN LP & PIVOTAL BASIN II, LP

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1.	Basis of Presentation

On July 17, 2018, Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (“Pivotal”) entered into a purchase and sale agreement (the “PSA”) to sell to Northern Oil and Gas Inc. (“Northern”) its working interest in the Pivotal Williston Basin assets (the “Pivotal working interest”) for a total of $68.4 million in cash and 25,753,578 shares of Northern Oil and Gas Inc. common stock, subject to customary purchase price adjustments. The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing. The parties expect that the transaction will close on September 15, 2018 and will be effective as of June 1, 2018.

The accompanying audited statement include revenues from oil (including condensate and gas liquids) and gas production and direct operating expenses associated with the Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP working interest. The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Pivotal working interest including, but not limited to, general and administrative expenses, interest expense and federal and state income tax expenses. These costs were not separately allocated to the Pivotal working interest in the accounting records. Furthermore, no balance sheet has been presented for the Pivotal working interest because the divested properties were not accounted for as a separate subsidiary or division of Pivotal and complete financial statements are not available, nor has information about the Pivotal working interest’s operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Pivotal working interest are presented in lieu of the full financial statements required under Item 305 of Securities and Exchange Commission (“SEC”) Regulation S-X.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Pivotal working interest on a go forward basis.

2.	Summary of Significant Accounting Policies

Use of Estimates. The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that the reported amounts of revenues and expenses during the reporting period and in disclosure of contingencies.

Revenue Recognition and Natural Gas Balancing. Sales of oil, natural gas and NGLs are recorded when title of oil, natural gas and NGL production passes to the customer, net of royalties, discounts and allowances, as applicable. Taxes assessed by governmental authorities on oil, natural gas and NGL sales are presented separately from such revenues and included in production tax expense in the consolidated statements of operations.

Direct Operating Expenses—Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Pivotal working interest. The direct operating expenses include lease operating, processing and transportation expenses, and production taxes.

3.	Commitments and Contingencies

Risks and Uncertainties. The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, each of which depends on numerous factors beyond the Company’s control such as overall oil and natural gas production and inventories in relevant markets, economic conditions, the global political environment, regulatory developments and competition from other energy sources. Oil and natural gas prices historically have been volatile, and may be subject to significant fluctuations in the future.

Production targets contained in certain gathering and treating agreements require the Company to incur capital expenditures or make associated shortfall payments, as discussed above. The Company depends on cash flows from operating activities, member contributions and, as necessary, borrowings to fund its capital expenditures.

4.	Subsequent Events

The Company has evaluated subsequent events through September 12, 2018, the date the statements of revenue and direct expenses were available to be issued.

Supplemental reserve information (Unaudited)

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and gas and the standardized measure thereof for the year ended December 31, 2017 attributable to the Pivotal working interest. All of the reserves are located in the United States. The following table sets forth certain information with respect to the reserves attributable to the Pivotal working interest for 2017. The reserve disclosures are based on reserve studies prepared in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Pivotal working interest. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to prove properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Pivotal working interest and any adjustments in the projected economic life of such property resulting from changes in product prices.

Estimated quantities of oil, NGL and natural gas reserves

The following table sets forth certain data pertaining to the Pivotal working interest’s proved, proved developed and proved undeveloped reserves for the year ended on December 31, 2017:

Year Ended December 31, 2017	Oil (Bbl)	Gas (Mcf)	Liquids (Bbl)	MCFE	BOE
Beginning of period proved reserves	5,701,888	4,926,571	156,622	40,077,631	6,679,605
Revisions	753,512	1,954,448	427,264	9,039,104	1,506,517
Acquisition of reserves	104,298	187,487	29,250	988,775	164,796
Production	(994,870)	(1,012,660)	(115,598)	(7,675,468)	(1,279,245)

Total proved reserves, end of period	5,564,828	6,055,846	497,538	42,430,042	7,071,673

Proved developed reserves	5,564,828	6,055,846	497,538	42,430,042	7,071,673

Proved undeveloped reserves	—	—	—	—	—

Standardized Measure of Discounted Future Net Cash Flows

The Standard Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to proved crude oil and natural gas reserves is presented below:

Year Ended December 31, 2017	Pretax Amount	Taxes	After Tax Amount
Future cash inflows (total revenues)	$297,878,878	—	$297,878,878
Future production costs (severance and ad valorem taxes plus LOE	(141,447,584)	—	(141,447,584)
Future development costs (capital costs)	(14,675,061)	—	(14,675,061)
Future net cash flows	141,756,233	—	141,756,233
10% annual discount for estimated timing of cash flows	(49,542,200)	—	(49,542,200)

Standardized measure of discounted future net cash flows (DFNCF)	$92,214,033	—	$92,214,033

Changes in Standardized Measures

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the periods indicated:

Year Ended December 31, 2017	December 31, 2017
Standardized Measure Balance, beginning of year	$62,615,568
Net change in prices and production costs	27,236,549
Net change in future development costs	3,173,744
Oil and Gas net revenue	(33,532,610)
Acquisition of reserves	2,328,644
Revisions of previous quantity estimates	19,789,509
Previously estimated development costs incurred	2,589,981
Accretion of discount	6,261,557
Changes in timing and other	1,751,091

Standardized Measure Balance, end of year	$92,214,033